                                                                     EXHIBIT 3.2


                        AMENDED AND RESTATED BYLAWS OF
                           TRANSMONTAIGNE OIL COMPANY


                              ARTICLE 1 - OFFICES

     Section 1.1.  Registered Office.  The registered office of the Corporation
                   -----------------
shall be in Wilmington, Delaware.

     Section 1.2.  Corporate Office.  The Corporation may have its office or
                   ----------------
offices at such place or places as the Board of Directors, in its discretion, may from time to time determine.


                      ARTICLE 2 - MEETINGS OF STOCKHOLDERS

     Section 2.1.  Time and Place.  Any meeting of the stockholders may be held
                   --------------
at such time and such place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors or as shall be stated in a duly authorized notice of the meeting.

     Section 2.2.  Annual Meeting.  The annual meeting of the stockholders shall
                   --------------
be held on the date and at the time fixed, from time to time, by the Board of Directors; provided, however, that unless the Board otherwise designates, the annual meeting shall be held on or before the third Wednesday of September of each year, at a time and place set by the Chief Executive Officer, after due notice. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

     Section 2.3.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors and shall be called by the President or secretary at the written request of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.4.  Notices.  Written notice stating the place, date, and hour of
                   -------
the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.
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     Section 2.5.  Record Date.  In order that the Corporation may determine the
                   -----------
stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for any other action shall not be more than sixty (60) days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.6.  Voting List.  The secretary shall prepare and make, at least
                   -----------
ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 2.7.  Quorum.  The holders of a majority of the stock issued and
                   ------
outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or

                                      -2-
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represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.8.  Voting and Proxies.  At every meeting of the stockholders,
                   ------------------
each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock having voting power held by such stockholder, but no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or his duly authorized attorney. When a quorum is present at any meeting, the vote of the holders of a plurality shall decided all elections of directors.
All other questions shall be decided by a majority of the stock having voting power present in person or represented by proxy, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

     Section 2.9.  Waiver.  Attendance of a stockholder of the Corporation,
                   ------
either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at, or after the time for notice or the time of the meeting , shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

     Section 2.10. Judges of Election.  The Board of Directors may appoint
                   ------------------
Judges of Election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the Judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

     Section 2.11. Consent of Stockholders in Lieu of Meeting.  Any action
                   ------------------------------------------
required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent may be in counterparts and shall bear the date of signature of each stockholder who signs the consent. No such consent shall be effective to take any action unless, within sixty (60) days following the

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

date of the earliest signature thereon, the consent or counterparts thereof, bearing the signatures of holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted to take such action, are delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation. Any action taken pursuant to such consent shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided in the consent. All counterparts of such consent necessary to make it effective shall be filed with the minutes of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law.


                             ARTICLE 3 - DIRECTORS

     Section 3.1.  Number.  The number of directors shall be one or more, as
                   ------
fixed from time to time by resolution of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office. The initial number of directors shall be five (5).

     Section 3.2.  Elections.  Except as provided in Section 3.3 of this Article
                   ---------
3, the Board of Directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be shareholders.

     Section 3.3.  Vacancies.  Any vacancy occurring on the Board of Directors
                   ---------
and any directorship to be filled by reason of an increase in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3.4.  Meetings.  The first meeting of each newly elected Board of
                   --------
Directors elected at the annual meeting of stockholders shall be held immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. The Board of Directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

     Section 3.5.  Notice of Special Meetings.  Special meetings may be called
                   --------------------------
by the Chairman of the Board, the President, any Vice President or any two members of the Board of Directors. Such notice may be given to each member of the Board of Directors by mail by the secretary, the President, or the members of the board calling the meeting by depositing the same in the United States mail, postage prepaid, at least five (5) days before the meeting, addressed to

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

the director at the last address he has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed. Notice may also be given at least forty-eight (48) hours before the meeting in person, by telephone, or by a writing (including prepaid telegram, telex, cablegram, radiogram, or similar writing), and such notice shall be deemed to have been given when the personal or telephone conversation occurs or when the writing is either personally delivered to the director or is delivered to such address as is stated above, as the case may be.

     Section 3.6.  Quorum.  At all meetings of the Board of Directors, a
                   ------
majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute, the Certificate of Incorporation, or these Bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the Board of Directors.

     Section 3.7.  Waiver.  Attendance of a director at a meeting of the Board
                   ------
of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

     Section 3.8.  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the Board of Directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

     Section 3.9.  Attendance by Telephone.  Members of the Board of Directors
                   -----------------------
may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 3.10. Removal of Directors.  At any special meeting of the
                   --------------------
stockholders, duly called as provided in these Bylaws, any director may, by the affirmative vote of the holders of the majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such a meeting a successor to such removed director may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors provided in these Bylaws.

     Section 3.11. Resignation of Directors.  Any director may resign at
                   ------------------------
anytime by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President and any Vice President or the Secretary. Any such resignation shall take effect at the

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

time specified therein, or if no time be specified, upon receipt thereof, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.12. Compensation of Directors.  Directors shall receive such
                   -------------------------
reasonable compensation for their services as such, whether in the form of salary or fixed fee for attendance at meetings or other forms of compensation with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                              ARTICLE 4 - OFFICERS

     Section 4.1.  Officers.  The Corporation shall have such officers, with
                   --------
such titles and directors, as the Board of Directors may determine. The officers of the Corporation may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3. Any person may hold two or more of such offices.

     Section 4.2.  Election, Term of Office and Qualifications.  Each officer
                   -------------------------------------------
(except such officers as may be appointed in accordance with the provisions of Section 4.3 of this Article) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 of this Article or shall have been removed in the manner provided in Section 4.5.

     Section 4.3.  Subordinate Officers and Agents.  The Board of Directors from
                   -------------------------------
time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 4.4.  Resignations.  Any officer may resign at anytime provided the
                   ------------
same would not result in a breach of any contract to which said person is a party, by giving written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     Section 4.5.  Removal.  Any officer specifically designated in Section 4.1
                   -------
may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of the majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of
Section 4.3 of this Article may be removed, either with or

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

without cause, by the Board of Directors at any meeting, by the vote of the majority of all the directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.6.  Vacancies.  A vacancy in any office by reason of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

     Section 4.7.  The Chairman of the Board.  The Chairman of the Board, if
                   -------------------------
such officer has been appointed by the Board of Directors, shall preside at all meetings of the directors and stockholders; he shall be ex officio a member of
                                                        ----------
all standing committees. Except where by law the signature of the President is required, the Chairman of the Board shall have the same power as the President to execute instruments on behalf of the Corporation; and he shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 4.8.  The President.  The President shall be the chief executive
                   -------------
officer of the Corporation. In the absence of the Chairman of the Board, or if such office is vacant, he shall preside at all meetings of the stockholders and of the directors, and shall exercise all other powers and perform all other duties of the Chairman of the Board; he shall be ex officio a member of all
                                                 ----------
standing committees; and he shall perform such other duties as the Board of Directors may from time to time prescribe.

     Section 4.9.  The Vice Presidents.  If there be more than one Vice
                   -------------------
President, the Board of Directors may designate one of the Vice Presidents as Executive Vice President, who shall be first in order of seniority, and any grant to others of the Vice Presidents such titles as shall indicate their relative seniority. The Vice President, or if there be more than one, the Vice Presidents in the order of their seniority as indicated by such titles or as otherwise determined by the Board of Directors, shall, in the absence of disability of the President, exercise the powers and perform the duties of said officers; and he or they shall perform such duties as the Board of Directors or the President may from time to time prescribe.

     Section 4.10. The Secretary.  If requested, the Secretary shall attend all
                   -------------
meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 4.11. Assistant Secretaries.  At the request of the Secretary or
                   ---------------------
in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the

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

Assistant Secretary designated by the Board of Directors, or the Chairman of the Board, or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Secretary.

     Section 4.12.  The Treasurer.  The Treasurer shall
                    -------------

     (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

     (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or other depositories as shall be selected or to be otherwise dealt with in such manner as the Board of Directors may direct;

     (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

     (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

     (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

     (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

     (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 4.13.  Assistant Treasurers.  At the request of the Treasurer
                    --------------------
or in his absence or disability, the Assistant Treasurer designed by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors, or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

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

          Section 4.14. Salaries.  The salaries of the officers of the
                        --------
Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3 of this Article. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

          Section 4.15. Surety Bonds.  If the Board of Directors shall so
                        ------------
require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


                             ARTICLE 5 - COMMITTEES

          Section 5.1.  Designation of Committees.  The Board of Directors may
                        -------------------------
by resolution passed by a majority of the whole board, designate one or more committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. The Board of Directors shall designate one or more directors as alternate members of any committee, who, in the order specified by the Board of Directors may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be fixed from time to time by the Board of Directors subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member.

          Section 5.2.  Committee Powers and Authority.  The Board of Directors
                        ------------------------------
may provide, by resolution or by amendment to these Bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, pursuant to the Certificate of Incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Corporation Law.

          Section 5.3.  Committee Procedures.  To the extent the Board of
                        --------------------
Directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in
Section 3.4 (except as they relate to an annual meeting of the Board of Directors) and Sections 3.5, 3.6, 3.7, 3.8, and 3.9 of these Bylaws, as if the committee were the Board of Directors.


                          ARTICLE 6 - INDEMNIFICATION

          Section 6.1.  Expenses for Actions Other Than by or in the Right of
                        -----------------------------------------------------
the Corporation.  The Corporation shall indemnify any person who was or is a
---------------
party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Section 6.2.  Expenses for Actions by or in the Right of the
                        ----------------------------------------------
Corporation.  The Corporation shall indemnify any person who was or is a party
-----------
or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in

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

respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          Section 6.3.  Successful Defense.  To the extent that any person
                        ------------------
referred to in the preceding two sections of this Article 6 has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such sections, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.4.  Determination to Indemnify.  Any indemnification under
                        --------------------------
the first two sections of this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          Section 6.5.  Expense Advances.  Expenses incurred by an officer or
                        ----------------
director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.

          Section 6.6.  Provisions Nonexclusive.  The indemnification and
                        -----------------------
advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          Section 6.7.  Insurance.  By action of the Board of Directors,
                        ---------
notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this
Article 6 and whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article 6 or of the Delaware General Corporation Law or by any other applicable law.

          Section 6.8.  Surviving Corporation.  The Board of Directors may
                        ---------------------
provide by resolution that references to "the Corporation" in this Article 6 shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article 6 with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

          Section 6.9.  Inurement.  The indemnification and advancement of
                        ---------
expenses provided by, or granted pursuant to, this Article 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

          Section 6.10. Employees and Agents.  To the same extent as it may do
                        --------------------
for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise.


                               ARTICLE 7 - STOCK

          Section 7.1.  Certificates.  Every holder of stock in the Corporation
                        ------------
represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 7.2.  Facsimile Signatures.  Where a certificate of stock is
                        --------------------
countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 7.3.  Transfer of Stock.  Transfers of shares of stock of the
                        -----------------
Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guarantee before making any transfer.

          Section 7.4.  Lost Certificates.  The Board of Directors may direct
                        -----------------
that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

          Section 7.5.  Registered Stockholders.  the Corporation shall be
                        -----------------------
entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of Delaware.


                                ARTICLE 8 - SEAL

          The Board of Directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words "SEAL" and "DELAWARE," and which, when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.


                            ARTICLE 9 - FISCAL YEAR

          The Board of Directors, by resolution, may adopt a fiscal year for the Corporation.


                             ARTICLE 10 - AMENDMENT

          Subject to the Certificate of Incorporation, these Bylaws may at any time and from time to time be amended, altered, or repealed by the Board of Directors.

                              The undersigned secretary of the Corporation hereby certifies that the foregoing Bylaws are the Bylaws of the Corporation in effect on January 15, 1997.


                              /s/
                              ----------------------------
                              Secretary

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